EXHIBIT 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of China Bionanometer Industries Corporation (F/K/A Easy Groups Limited), a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Annual Report on Form 10-KSB/A #1 for the fiscal year ended September 31, 2004 (the "Form 10-KSB/A #1") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-KSB/A #1 fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to China Bionanometer Industries Corporation and will be retained by China Bionanometer Industries Corporation (formerly “Easy Groups Limited”) and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: October 26, 2007

/s/ Wang Wen’geng
Wang Wen’geng
Chief Executive Officer

/s/ Xiang Qin
Xiang Qin
Chief Financial Officer